UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/ A
(Amendment #2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014

bBooth, Inc.
 (Exact name of registrant as specified in its charter)
Nevada	333-187782	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
 (Registrant's telephone number, including area code)
Global System Designs, Inc.
24123 Peachland Blvd., C-4#106, Port Charlotte, FL 33954
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[ ]	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[ ]	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

EXPLANATORY NOTE

This amendment No. 2 to the current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the "Form 8-K") filed by us on the Company on October 22, 2014 in response to comments received from the Securities and Exchange Commission (the "SEC") as a result of the SEC's review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

GENERAL NOTE
This current report on Form 8-K is being filed by our company following the completion of our acquisition of bBooth (USA), Inc., a private Nevada corporation ("bBooth"), on October 16, 2014, pursuant to the terms of a share exchange agreement dated August 11, 2014, as amended, among our company and bBooth (the "Exchange Agreement"). As a result of our acquisition of bBooth, we ceased to be a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
In connection with the closing of the Exchange Agreement, pursuant to which we acquired all of the shares of bBooth and bBooth became a wholly-owned subsidiary of our company, we experienced a change of control as two of our three directors resigned, two new directors, all of whom were directors of bBooth, were appointed to our board, all of our prior management resigned and were replaced by management nominated by bBooth, and former shareholders of bBooth were issued shares of our common stock that constituted approximately 83% of our issued and outstanding shares on the closing thereof. As a result, we have determined to treat the acquisition of bBooth as a reverse merger and recapitalization for accounting purposes, with bBooth as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited and unaudited financial statements included in this current report on Form 8-K are that of bBooth rather than that of our company prior to the completion of the transactions described herein.
As used in this current report, the terms "we," "us," and "our" refer to our company, bBooth, Inc. (formerly Global System Designs, Inc.), after giving effect to the closing of the Exchange Agreement, and references to bBooth refer to bBooth as it existed prior to the closing of the Exchange Agreement, unless otherwise stated or the context clearly indicates otherwise.
In this current report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to common shares in our capital stock.
On October 16, 2014, our company effected a 2 for 1 forward split of our common stock. Unless otherwise indicated, the securities of our company referred to in this current report are the securities subsequent to the forward stock split.
This current report contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.
This current report responds to the following items on Form 8‑K:

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 4.01	Changes in Registrant's Certifying Accountant
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.06	Change in Shell Company Status
Item 9.01	Financial Statements and Exhibits
i

CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This current report contains forward‑looking statements.  These statements are based on our current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us as at the date of this current report. All statements, other than statements of historical fact, included herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward‑looking statements.  Words such as "expect," "may," "anticipate," "intend," "would," "plan," "believe," "estimate," "should," and similar words are intended to identify forward‑looking statements, but are not the exclusive means of identifying forward‑looking statements.  Forward‑looking statements in this current report include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets.  These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward‑looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled "Risk Factors" in this current report, which you should carefully read.  Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward‑looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.
The forward‑looking statements contained in this current report relate only to events as of the date on which the statements are made.  Except as required by applicable law, we undertake no obligation to publicly update any forward‑looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized.  You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

ii

ITEM 2.01.                          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ACQUISITION OF bBOOTH
Closing of the Exchange Agreement
Further to our current report on Form 8-K dated August 15, 2014, which disclosed the entry into the Exchange Agreement among our company and bBooth, we closed the Exchange Agreement and completed the acquisition of all of the issued and outstanding shares of bBooth on October 16, 2014. bBooth is a private Nevada corporation focused on the manufacture and operation of internet-connected, kiosk-sized, professional-quality portable audio-video recording studios, branded and marketed under the name of "bBooth", that allows users to upload videos to social media websites, including bBooth TV Youtube channels, and audition for television reality shows and movies.  Its booths are being deployed in shopping malls and other high traffic areas in various regions of the United States.
Pursuant to the terms of the Exchange Agreement, on the closing thereof, the bBooth shareholders sold all 50,429,072 issued and outstanding shares of common stock in the capital of bBooth to our company in consideration for the issuance of 50,429,072 of our common shares on a one for one basis.
Following the closing of the Exchange Agreement, our company had 60,000,000 common shares issued and outstanding. New directors and officers of our company received an aggregate of 29,954,854 common shares (or 49.92% on a non-diluted basis) in connection with the closing of the Exchange Agreement.
A copy of the Exchange Agreement was filed as Exhibit 10.1 to our current report on Form 8-K that was filed with the Securities and Exchange Commission on August 15, 2014 and is incorporated herein by reference.
Change of Officers and Directors
Effective as of the closing of the Exchange Agreement, our board of directors appointed Rory J. Cutaia and Aaron Meyerson as directors of our company. Paul McDonald and David Rose resigned as directors and officers of our company. Rory J. Cutaia was appointed as the Chairman, President, Chief Executive Officer, Secretary and Treasurer, Aaron Meyerson was appointed as the President of bBooth's bTV business unit, Leigh Collier was appointed as Executive Vice-President – Development, Kim Watson was appointed as Executive Vice-President – Strategic Relations and Ron Gillyard was appointed as President of bBooth's bMgmt and bRecords business units.
Share Cancellation
The closing of the Exchange Agreement was conditional upon, among other things, our company having no more than 60,000,000 common shares issued and outstanding at the closing of the Exchange Agreement, including any common shares issued to the shareholders of bBooth.  As a result, our company entered into return to treasury agreements with each of David Rose and Paul McDonald, who were directors and officers of our company prior to the closing of the Exchange Agreement, and, on the date of closing of the Exchange Agreement, they returned an aggregate of 2,079,072 common shares in the capital of our company to treasury for cancellation without consideration.

Name Change and Forward Split
Effective October 6, 2014, we completed a merger with our wholly-owned subsidiary, bBooth, Inc., in order to change our name from "Global System Designs, Inc." to "bBooth, Inc.". Immediately after closing, we changed the name of the private Nevada corporation from "bBooth, Inc." to "bBooth (USA), Inc.", We also effected a two for one forward stock split of our authorized and issued and outstanding common shares. As a result, our authorized capital of common stock increased from 100,000,000 shares of common stock with a par value of $0.0001 per share to 200,000,000 shares of common stock with a par value of $0.0001 per share and our outstanding shares of common stock increased from 5,825,000 shares to 11,650,000 common shares outstanding. The 15,000,000 shares of preferred stock with a par value of $0.0001 per share authorized under our capital structure were unchanged in connection with the forward stock split of our common shares.
The name change and forward split became effective for trading purposes at the opening of trading on October 16, 2014 under the stock symbol "GLSID". Our stock symbol is expected to be changed to "BBTH" effective on or about November 12, 2014. Our new CUSIP number is 07331L 108.
bBooth Loan Conversion
Immediately prior to the closing of the Exchange Agreement, bBooth converted an aggregate of $1,669,316 in principal and accrued interest into an aggregate of 4,769,473 shares of bBooth's common stock, at a conversion price of $0.35 per share. All of such bBooth shares were then converted into shares of our common stock on a one for one basis in connection with the closing of the Exchange Agreement.
bBooth Private Placement
Between September 30, 2014 and October 2, 2014, bBooth completed a private placement pursuant to which it issued an aggregate of 9,000,000 shares of common stock at a price of $0.50 per share for gross proceeds of $4,500,000. bBooth also issued an aggregate of 659,600 shares of common stock and paid an aggregate cash fee of $412,250 to certain finders in connection with the private placement. Such finders were also reimbursed an aggregate of $23,072 for expenses incurred in connection with the private placement. All of the shares of bBooth's common stock issued in connection with the private placement, including the shares issued to the finders, were converted into shares of our common stock on a one for one basis in connection with the closing of the Exchange Agreement.  An aggregate of 304,000 shares were issued to five investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 as each of the investors was an accredited investor (as such term is defined in Regulation D), no form of general solicitation or general advertising was utilized in connection with the offering and a legend was placed on the share certificate stating that the securities have not been registered under the Securities Act of 1933 and setting forth the restrictions on transferability and sale of the securities. An aggregate of 8,696,000 shares were issued to investors in an offshore transaction in reliance upon the exemption contained in Regulation S of the Securities Act of 1933 as all of the investors were non-U.S. persons (as such term is defined in Regulation S), no directed selling efforts were made in the United States and a legend was placed on the share certificates stating that the securities have not been registered under the Securities Act of 1933 and setting forth the restrictions on transferability and sale of the securities. An aggregate of 659,600 shares were issued in an offshore transaction to two finders in reliance upon the exemption contained in Regulation S under the Securities Act of 1933 as the finders were non-U.S. persons (as such term is defined in Regulation S).
General Matters
Except for the Exchange Agreement and the transactions contemplated therein, none of our company, associates of our company, directors or officers of our company serving prior to the closing of the Exchange Agreement, or associates of such directors and officers, had any material relationship with bBooth or any of the shareholders of bBooth prior to the transactions described above.

The securities of our company that were issued to the shareholders of bBooth upon the closing of the Exchange Agreement have not been and will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration requirements.
We have determined to treat the acquisition of bBooth as a reverse merger and recapitalization, with bBooth as the acquirer for accounting purposes. Consequently, for future financial periods, the assets and liabilities and the historical operations that will be reflected in our financial statements for periods ended prior to the closing of the Exchange Agreement will be those of bBooth. This current report includes audited annual financial statements of bBooth for the two years ended December 31, 2013 and unaudited interim financial statements of bBooth for the six months ended June 30, 2014 and 2013.
DESCRIPTION OF BUSINESS
Corporate Overview
We were incorporated in the State of Nevada on November 27, 2012 and, as a result of the closing of the Exchange Agreement, our principal offices are now located at 1157 North Highland Ave, Suite C, Los Angeles, CA 90038. As of the date of this current report, bBooth is our wholly-owned subsidiary.
Prior to the closing of the Exchange Agreement, on October 6, 2014, our company effected a name change by merging with our wholly-owned Nevada subsidiary named "bBooth, Inc.", with the surviving corporation having the new name of "bBooth Inc.". In addition, on October 6, 2014, our company effected a 2 for 1 forward split of our common stock. The Nevada subsidiary referred to in this paragraph was created solely for the purpose of effecting the name change and stock split.
bBooth was formed as a limited liability company under the laws of the State of Nevada under the name "Cutaia Media Group, LLC" on December 12, 2012.  On May 19, 2014, Cutaia Media Group, LLC effected a merger under the laws of the State of Nevada with its affiliate, bBooth, Inc., a Nevada corporation, with bBooth, Inc. as the surviving corporation, in order to convert from a limited liability company into a corporation. On October 17, 2014, we changed the name of the private Nevada corporation to "bBooth (USA), Inc.".
Description of Business
Overview
As a result of the closing of the Exchange Agreement, the business of bBooth became our business.  Self-described as The Talent Discovery Company, bBooth  intends on  building a nationwide talent discovery platform that consists of kiosk-sized, family-friendly, professional quality, audio-video recording studios which will be placed in high traffic common areas of shopping malls throughout the United States.  bBooth is where anyone can audition for television shows or movies, or just create fun videos to share with friends and family on bBooth's YouTube Channels and Facebook, Twitter, Instagram and other popular social media platforms.  Customers interact with bBooth through the multiple iPads built into the exterior of the booth where they select the type of performance, choose their song, their green-screen background, and enter their demographic and payment details.

Currently, bBooth has deployed one bBooth in two different shopping malls in California over the past year. The bBooth is deployed in Westfield Topanga Shopping Center (Canoga Park, California). Westfield operates 38 malls across the United States. Previously the bBooth was deployed in Ontario Mills Mall (Ontario, California), operated by Simon Property Group, L.P., which operates well over 100 malls in the United States. The bBooth was embraced by these two mall operators as part of the new movement toward location-based, experiential entertainment. bBooth is a destination for mall patrons where they enjoy hours of bBooth customers' performances heard and displayed on the large portrait-oriented 80" video monitors integrated into the exterior the bBooth .  These giant displays also serve as electronic billboards providing targeted messaging opportunities for bBooth national sponsors.
Complementing what is expected to be a nationwide bBooth retail operation, bBooth is launching a fully integrated mobile app platform designed for Apple's IOS mobile devices, Android mobile devices and Windows and Mac desktop computers to create an active community of bBooth users and their followers. Members will be able to interact with each other, share their performances, and sell their original content through their user "store" regardless of which platform they are using.
Connecting Talent With Content Creators
bBooth accommodates all types of talent – singers, actors, comedians, personalities, models, hosts, newscasters, bands, songwriters, and anyone who wants to express themselves and/or be discovered.  More than a social media platform, the bBooth mobile app will also serve as a marketplace connecting talent with content creators such as brands, agencies (talent, advertising and modeling), production companies, casting directors, TV and radio networks, film studios, local TV and radio stations, bands and orchestras, local theater companies and even wedding and event planners.
The Experience
Our flagship model bBooths are 10'x12' oval shaped structures, covered with video monitors mounted on a perforated stainless steel skin, through which thousands of controlled LED lights shine, creating an alluring colorful glowing effect.  bBooths  will be  placed prominently in the common areas of shopping malls, such as center aisles and food courts.  Two giant 80" portrait-oriented display screens and speakers incorporated into the exterior of the booths are used for bBooth and sponsor messaging and to showcase performers who opt for "public mode" during their performances.  Public mode allows users to garner attention and their 15 minutes of fame in the mall in real-time, as shoppers crowd around bBooths to watch the live performances and cheer on the performers.  The outside of bBooth is also embedded with four iPads where users sign-in, select their bBooth experience, receive instructions, choose songs, select their TV studio quality green-screen backgrounds, and swipe their credit cards for charges that range from $5 to $20, or more, or even free (sponsor paid events).  The interior of bBooth contains a large green screen, audio monitors, microphone, speakers, headphones and input jacks to plug-in instruments or portable music players and a large touchscreen monitor where users select the start and end of their recording, view song lyrics, and adjust audio controls. It's also where they can see themselves performing.  bBooths can accommodate up to 5 people comfortably at a time.  bBooths are staffed with attendants bBooth calls "Casting Directors", each of whom are performers, who not only assist and enhance the customers' experience at bBooth, but who also perform in the booths in "public mode" as a means of attracting the attention of mall patrons.
Currently, one bBooth is deployed at the Westfield Topanga Shopping Center and the Company is negotiating leases for eight other locations to deploy our bBooths. The bBooth was previously deployed at one other location in the Los Angeles area.

bMobile: The Mobile App
While the physical booths are eye-catching, brand-building, bricks and mortar retail flagships, bBooth is building bMobile, an online mobile platform that will not only extend and enhance the bBooth user experience, but will also add user and associated revenue scale to the business.  The bMobile app will allow users to browse, watch, interact with, comment on, and share their own videos as well as the videos of others, whether created on their mobile device or in a mall-based bBooth.  It will allow users to purchase music and music videos and interact with that music in new ways.  It will allow singer-songwriters and other original talent to sell their songs and other video content through their own online store.
The bMobile app will serve as a marketplace bringing together talent and those looking to hire talent.  It will allow users to create a public profile, accessible from the app, as well as at any bBooth, and provides a store-front and cloud based storage locker for their videos, photos and other material they can use to market themselves and be discovered. The bMobile app will be where anyone and everyone can view, follow, and interact with up-and-coming talent and where content creators will go to find and discover talent.  The bBooth retail platform coupled with its fully integrated bMobile app will provide access to and for talent everywhere, disrupting the traditional television and music industry models by offering the kind of opportunities and access that was previously reserved to insiders.
The bMobile app provides numerous monetization opportunities through seamless in-app purchases of music and videos, and the upsell of premium services such as audio and video enhancement features.  bMobile will also be offered as a subscription based service with various pricing plans, as well as revenue share pricing on music and other content sold by users through the app.  For further details, see bMobile below.
The Company anticipates releasing the first version of its bMobile app in the first quarter of 2015 .
Content Production and the bBooth Eco System
bBooth is developing and producing content in-house through its wholly-owned business verticals:
•	bTV – television production
•	bRecords – record label and music publishing
•	bMgmt – artist management
•	bOnline – online content
•	bMobile – bBooth experience extended across mobile devices
•	bCast – talent casting
Analogous to an eco-system, the talent discovered through the bBooth platform is cast in, and is the basis for, content that drives revenue generating programming opportunities in television, music, and online, and it is this same content that drives customers and associated revenue to bBooth retail locations and its mobile app who seek to participate in these casting opportunities.

bTV
bTV is bBooth's TV production division.  bTV develops TV show formats for production and distribution on broadcast and cable networks.  Most shows will either feature bBooth as part of the show format or otherwise use bBooth to cast the show.
The Audition TV Show
bTV's first TV show – The Audition - has been acquired by MTV (Viacom Media Networks) for broadcast in the US.  The Audition is intended to be an interactive reality-show/singing competition that will use the bBooth network of kiosks to be deployed to cast the show and the bBooth's are featured as a key element of the show format.  If and when MTV determines an air date for the show, bBooth anticipates that the casting call to action from MTV, as well as the exposure from a national TV show, will drive revenue and enhance awareness of the bBooth brand. As is typical of agreements like the one between MTV and Legendary Pictures, there is no guarantee or assurance that MTV will ever air the TV show . bBooth has partnered with Hollywood studio Legendary Pictures (producer of The Dark Knight, The Hangover, Godzilla, 300, among many others) and Asylum Entertainment to produce The Audition and to exploit it in overseas markets. As a part of that agreement with Legendary Pictures and Asylum Entertainment, they had the right to sell the TV show to a network buyer and, as a result, Legendary Pictures and Asylum Entertainment has sold the rights to the TV show to MTV. If the fees received in connection with the TV show are less than 10% of the production budget, then we will receive 20% of such fees. For any fees in excess of the 10%, we will receive 50% of such fees. We will receive 50% of any other fees generated from any other worldwide exploitation of the TV show, subject to the payment of distribution fees and expenses to Legendary Pictures and Asylum Entertainment. We will also be entitled to recoup all of our capital expenses from the profits made from the TV show.
The timing and whether the TV show will be produced and aired is the determination of MTV in its sole discretion. There is no assurance that MTV will proceed to produce and air the TV show.
bRecords
bRecords is bBooth's record label and music publishing division, focused on signing top talent discovered through the bBooth online, mobile app and retail bBooth platform, as well as through bBooth's TV show "The Audition", and through referrals from music industry executives and producers to bRecords management who are proactively scouting and discovering new and rising stars.  bRecords will be responsible for coordinating the production, manufacturing, marketing and distribution of the talent's music recordings and music videos.
The Company is currently seeking to identify talent but has yet to enter into any arrangements with any talent.
bMgmt
bMgmt is a full-service talent management business focused on discovering and developing new and existing artists.  bMgmt intends on signing promising talent it discovers through the bBooth platforms as well as leverage the resources and relationships of its executive team to sign new talent on the rise as well as current popular artists.  bMgmt's goals are to build a roster of current and future superstars across multiple musical genres and be a recognized leader in the talent management business.
The Company is currently seeking to identify artists but has yet to enter into any arrangements with any artists .

bOnline
As more viewers turn to their smart phones, tablets and other mobile devices for their video content, bOnline will produce content tailored for the online medium and geared toward bBooth's millennial demographic.  bOnline programming will feature talent discovered through the bBooth platform, as well as up-and-coming young artists and performers with large numbers of online followers.  bOnline will establish bBooth as a relevant lifestyle and cultural destination, designed to drive bBooth awareness.  Current programming includes bFunny, in partnership with the Improv comedy clubs, featuring promising new comics discovered through the bBooths; and bDiscovered, 'behind the music' interviews hosted by YouTube star Chris Mitchell with 'on the rise' rappers, singers, songwriters, electronic dance music (EDM) DJs, and more.  These online series are promoted on our bBooth blog, YouTube channels and through our social media profiles.
In addition to the current content described above, bBooth is currently producing other content for its bOnline business.
bMobile
bBooth is developing a social media music sharing mobile app that breaks new ground in music engagement.  With just a smartphone, users can not only purchase music, but they can interact with that music in new ways directly through their mobile devices, or in any bBooth.  Users will be able to record themselves singing along with the karaoke tracks of popular songs and then share their recorded videos with friends and followers through the bMobile app.  Users can record either directly on their mobile device, or for a higher quality recording, through any bBooth.  Original artists can even sell their original recordings through their own storefront through the apps' online marketplace.  And because the app is integrated seamlessly into the operating system of the bBooth retail platform, users can access their library of music stored online right from any bBooth and then record higher quality versions of themselves singing to any of their previously purchased songs.  The bMobile app also allows users to take any song they've purchased or recorded on their mobile device and attach it as the background music to any video they've recorded on their mobile device.  Through the app, users can also compete against friends and followers in contests and in music challenges with celebrities.  Performances generated through the app or even through bBooths can also be shared through a new, innovative video-based email and text messaging platform, sent via the app, among many other features.
The Company anticipates releasing the first version of its mobile app in the first quarter of 2015.
bCast
bCast is our online marketplace connecting talent with content creators hiring talent.  As a web-based destination that will also be integrated with our bMobile app and our bBooth retail platform, bCast will be an online destination where talent of all kinds (singers, actors, comedians, models, dancers, etc.) will curate and manage the audition videos in their profile that they created at bBooths or through the bMobile app.  On the other side of the marketplace are content creators of all kinds (casting directors, talent agents, production companies, studios, networks, advertising agencies, consumer brands) who are looking to hire talent.  bCast gives these content creators and consumer brands the ability to post casting opportunities and contests, and the tools and filters to quickly find, contact and hire talent.  We expect the casting opportunities to range broadly across all media and entertainment platforms - from auditions for television talent and reality shows to modeling contracts.  bCast will offer subscription based pricing plans as well as transactions/ postings fee based pricing.
The Company anticipates launching the bCast online service in the first quarter of 2015.

bRadio
bRadio is bBooth's 'behind the music' Internet radio channel for original songwriters, singers, DJs, spoken word artists, rappers and musicians who are 'on the rise'.  bRadio airs on Spreaker and SoundCloud, live at noon PST on Thursdays weekly from our bBooth headquarters, and then re-airing throughout the following week at 5pm PST.
The bRadio show features:
•	YouTube star and bRadio Host Christopher James
•	'Behind the music' interviews with weekly featured artists
•	live 'on-air' performances of 3-5 original songs by the featured artists
•	live 'on-air' question and answer sessions with bRadio listeners and bBooth's social media community.
Principal Products
The Company intends to generate revenue from the following sources:
•	transaction fees at the bBooths as users of the bBooths have to pay fees to use and perform in the bBooths;
•	transaction fees through bMobile in-app purchases as users will pay to purchase music and videos on the app and pay to purchase various premium services and options (such as audio and video enhancement features) in connection with their purchase;
•	paid brand sponsorships of bBooth, mobile and online platforms by displaying brands on the bBooth TV screens, on bBooth's website and on the bMobile app;
•	fees for online and mobile advertising by displaying advertising on bBooth's website and on the bMobile App;
•	subscription fees for the bCast online casting platform where both casting directors, production companies and other agencies will post requests for talent and search for talent and where actors, musicians, comedians, models, newscasters, songwriters and other artists will look for roles and also post their listing;
•	user data/lead generation fees from the sale of demographic data to be developed from the Company's bBooth and mobile app businesses;
•	TV: production fees, international format fees and backend profit participation generated from the production of TV shows where bBooth will receive production fees, a portion of the profit from any such TV shows and fees for the license of the show format to production companies in other countries;
•	bRecords record label and publishing revenue from musicians, bands or songwriters that bBooth discovers through its business and is able to contract with for the promotion and publishing of the artist's music; and
•	bMgmt artist management fees from talent (actors, comedians, personalities, models, hosts, newscasters, songwriters, etc.) that bBooth discovers through its business and is able to contract with for the management and promotion of the artist's career.

Operations
The Company is headquartered in Hollywood, California, where it runs all executive, administration and operational management. Beginning in the fourth quarter of 2014, the Company plans to  start deploying  bBooths in various states across the United States, however it will still be headquartered and managed from its Hollywood, California location.
Our Market
Based on our bBoothTV YouTube channel data, our market is 38% male, 63% female, with nearly 50% in the 18-24 year-old range, followed by 18% in the 25-34 year-old range, and 16% in 13-17 year-old range.  With only one beta bBooth deployed, our bBoothTV YouTube channel received over 190,000 views with an estimated 257,000 minutes watched.  We expect these numbers to climb dramatically following the deployment of more bBooths around the country and the launch of our bMobile app and our MTV television show The Audition.
Distribution Methods
Currently, one beta bBooth is deployed in Canoga Park, California at the Westfield Topanga Shopping Center.  bBooth has begun production of its booths through its manufacturing and distribution vendor, Global Experience Specialists ("GES"), a large, well-established company with global manufacturing and distribution capability.  bBooth is scheduled to take delivery and begin deployment of the first 16 booths this fall, with additional booths added each month.  We intend to install the first group of new booths in shopping malls in some of the largest cities in the United States, including Los Angeles, New York, Chicago, Philadelphia, San Francisco Bay Area, Boston, Dallas, Houston, Washington DC and Atlanta. As of October 22, 2014, we only have one agreement for the placement of a bBooth with Westfield Topanga Shopping Center in Los Angeles. We are currently negotiating leases for eight other locations to deploy our bBooths.

The lease for the Westfield Topanga Shopping Center has a term from June 30, 2014 and ending on January 31, 2015, for aggregate consideration of $41,500. The lease is terminable on 21 days advance notice (and the lessor will refund a pro-rata portion of the rent for the balance of the term) or on 10 days written notice in the event of a breach of the lease.
Marketing
We have a well-developed marketing plan based around our bSeen – bHeard – bDiscovered – bBooth campaign, designed to attract active paying users to our bBooth retail platform and our bMobile app where the majority of our revenue will be generated.  As part of the plan, we intend on leveraging the relationship between and among our business units.  For example, as and when our MTV show The Audition airs, there will be a weekly national scale televised call to action during the show and through nationally televised commercials leading up to the show, advising viewers that to be featured on the show, they need to go to a local bBooth to audition.  Similarly, our other bTV programming, our bOnline programming, our bBoothTV YouTube channels and, once deployed, the  physical bBooth retail platform visible in the most highly trafficked areas in the country all serve to create an awareness of our company and our products and services.  In addition, we  intend to  offer monthly casting opportunities promoted both at the bBooths and through our extensive social media network; and we plan to conduct a nation-wide tour of our new bBooth truck-trailered mobile unit making stops at key events and concerts; our ongoing thought leadership positioning (such as management appearing on panels at digital convergence conferences; the upcoming introduction of our own hosted digital thought leaders event; and our blogs, social media initiatives; press-releases and article placements); as well as our online and on-radio interviews with artists and musicians that are 'up and coming'; all of which management believes will  serve to build a nation-wide awareness and demand for our products and services.

Competition
The music download, music performance, karaoke, and related industries are highly competitive and dominated by large and established companies.  However, management is currently unaware of any existing direct competitor involved in the development and deployment of recording booths in the United States that shares a similar business model and target customer demographic.  Other companies are in varying stages of development and commercialization of mobile applications and web-based solutions that would provide similar functions to the bBooth concept, but without the significant advantages of a professional recording environment.  As a result, management believes that these companies will not become true competitors, but may in fact become an additional source of revenue as they help cultivate the market for such services and their customers become aware of and elect to use bBooth to provide a unique and enhanced experience over what can be achieved with a mobile device or home recording gear.
Intellectual Property
bBooth's operating system is comprised of certain proprietary software, code and know-how. bBooth recently concluded negotiations to acquire exclusive rights to certain technologies, intellectual property, and patents that will, among other things, provide our company with a portfolio of patents that will be useful in the operation of its core business and create a meaningful impediment to any would-be competitors.
Studio One Media License and Option to Purchase
Effective September 30, 2014, bBooth entered into a letter agreement with Studio One Media, Inc. The letter agreement provides that it is intended to be superseded by more formal definitive agreements, however, as at the date of this current report, no such definitive agreements have been entered into by the parties.
The key terms consist of the following.
•	the Company will pay $1,250,000 over 18 months for a conditional perpetual license of intellectual property (including related patents and other assets). Of the total cash consideration, $200,000 has been already been paid;
•             the Company will grant 600,000 shares of bBooth, Inc. to Studio One; and
•	upon full payment of the $1,250,000, bBooth will have the option to purchase the intellectual property, six complete MyStudio booths, one fully operational mobile studio and truck and an interest in its MyStudio TV show.
Future payments under the license agreement are contemplated as follows: $200,000 will be payable upon execution of definitive license agreements; $100,000 will be payable on the date that is 90 days following the execution of such agreements; $250,000 will be payable on the date that is 180 days following the execution of such agreements; $250,000 will be payable on the date that is nine months following the execution of such agreements; and $250,000 will be payable on or before the date that is 18 months following the execution of such agreements.

Sources and Availability of Products and Names of Principal Suppliers
bBooth currently relies on certain key suppliers and vendors in the construction of its booths and for the maintenance, hosting, and enhancement of the bBooth operating software.  Management believes it has mitigated the associated risks of these single-source vendor relationships by carefully selecting vendors that are large, financially stable, and have long and successful operating histories with demonstrated ability to deliver similar solutions.  bBooths contracts with these vendors does not represent a material portion of their revenue.  In addition, bBooth is actively engaged in the process of evaluating additional vendors and suppliers to provide like or complementary services.
Dependence on Key Customers
Based on our business plan and anticipated future activities as described in this current report, we do not expect to have any significant customer concentration and accordingly, we do not expect to be dependent on any key customers.
Government Regulation
Government regulation is not of significant concern for the bBooth business nor is government regulation expected to become an impediment to the business in the near or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on the business.  bBooth management believes it currently possesses all requisite authority to conduct its business as described in this current report.
Employees
We currently operate with seventeen full time employees. We also employ consultants on an as-needed-basis to provide specific expertise in areas of content creation, audio and video editing, video production services, and other business functions including marketing and accounting.  None of our employees or consultants, all of whom work in North America, are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees and consultants are excellent.
Seasonality of Business
There is no seasonality with respect to our business or major fluctuations in monthly demand.
DESCRIPTION OF PROPERTY
Executive Offices
We maintain offices, having an area of approximately 7,000 square feet, in Hollywood, California under an operating lease that expires in August 2015 for monthly rent of approximately $16,550.  We believe that our facilities are sufficient to meet our current needs and that suitable additional space will be available as and when needed.

Registered Agent and Transfer Agent
Our registered agent is Laughlin Associates, Inc., located at 9120 Double Diamond Parkway, Reno, Nevada, 89521.  Their telephone number is (775) 883-8484 and their fax number is (775) 883-4874.
Our transfer agent is Action Stock Transfer Corporation, located at 2469 East Fort Union Boulevard, Suite 214, Salt Lake City, Utah, 84121.  Their telephone number is (801) 274-1088 and their fax number is (801) 274-1099.
RISK FACTORS
Much of the information included in this current report includes, or is based upon, estimates, projections or other forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance.  In some cases, you can identify forward-looking statements by the use of terminology such as "may", "should", "intend", "expect", "plan", "anticipate", "believe", "estimate", "project", "predict", "potential", or "continue" or the negative of these terms or other comparable terminology.  Such forward-looking statements include any projections and estimates made by our management in connection with our business operations. These statements speak only as of the date of this overview.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.
Such estimates, projections or other forward-looking statements involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect, actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward-looking statements.
The material assumptions supporting our forward-looking statements include, among other things: (1) our ability to obtain any necessary financing on acceptable terms; (2) timing and amount of capital expenditures; (3) timely receipt of regulatory and exchange approvals; (4) our management team's ability to implement its business plan; (5) consumer's willingness to switch to utilize our kiosks; (6) effects of government regulation; and (7) general economic and financial market conditions.
Risks Related to Our Business
We have incurred losses to date and we expect our operating expenses to increase in the foreseeable future, which may make it more difficult for us to achieve and maintain profitability.
To date, we have not derived any revenues from our operations and have incurred losses since inception. Our net loss was $4,581,547 for the year ended December 31, 2013 and $790,804 for the six months ended June 30, 2014. As of June 30, 2014, we had an accumulated deficit of $5,655,630. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased technology and production efforts to support our various business units and increase our marketing and sales efforts to drive an increase in the number of consumers utilizing our services. In addition, as a public company, we will incur significant accounting, legal and other expenses that we did not incur as a private company.  These expenditures will make it harder for us to achieve and maintain profitability. Our efforts to grow our business may be more costly than we expect, and we may not be able to generate sufficient revenue to offset our higher operating expenses. If we are forced to reduce our expenses, our growth strategy could be compromised. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, we can provide no assurance as to whether or when we will achieve profitability.  If we are not able to achieve and maintain profitability, the value of our company and our common stock could decline significantly.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.
The ability of our business to grow and compete will depend on the availability of adequate capital.  We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms, or at all, to implement our growth strategy.  As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business.
We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders. We may not be able to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.
We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations.  To date, we have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future.  Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all.  If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors.  In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients.  If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts.  Any of these events could significantly harm our business, financial condition and prospects.
Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues and competitive position.

Regulatory oversight could impact our profitability.
One of our business units is focused on the production of "The Audition", an interactive singing competition that, if brought to air, will feature our booths prominently in the show format. We also have other shows under development featuring talent and content derived from our booths. Congress and several federal agencies, including the Federal Communications Commission (the "FCC"), extensively regulate the domestic broadcasting industry. For example, the FCC could impact our profitability by imposing large fines on us if, in response to pending complaints, it finds that we broadcast indecent programming. In addition, Congress and the FCC have considered, and may in the future consider and adopt, new laws, regulations and policies that could, directly or indirectly, have an adverse effect on our business operations and financial performance. In particular, Congress may consider and adopt legislation that would impose an obligation upon all broadcasters in the United States to pay performing artists a royalty for the on-air broadcast of their sound recordings (this would be in addition to payments already made by broadcasters to owners of musical work rights, such as songwriters, composers and publishers). We cannot predict whether this or other legislation affecting our business will be adopted. Such legislation could have a material impact on our operations and financial results.
Our business is highly competitive and any failure to adapt to changing consumer preferences may adversely affect our business and financial results.
We operate in a highly competitive, consumer-driven and rapidly changing environment. Our success will, to a large extent, be dependent on our ability to acquire, develop, adopt, upgrade and exploit new and existing technologies to address consumers' changing demands and distinguish our services from those of our competitors. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, are not available at competitive prices or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer. The ability of our competitors to introduce new technologies, products and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors' product and service offerings may require us in the future to make additional research and development expenditures or to offer products and services at no additional charge or at a lower price. In addition, the uncertainty of our ability, and the costs, to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner.
We expect that the success of our business will be highly correlated to general economic conditions.
We expect that demand for our products and services will be highly correlated with general economic conditions, as we expect a substantial portion of our revenue will be derived from discretionary spending by individuals, which typically falls during times of economic instability. Declines in economic conditions in the United States or in other countries in which we may operate may adversely impact our financial results. Because such declines in demand are difficult to predict, we or the industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment and other factors.

Legal challenges to our intellectual property rights could adversely affect our financial results and operations.
We rely on licenses and other agreements with our vendors and other parties and other intellectual property rights to conduct our operations. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our businesses as currently conducted. We may need to change our business practices if any of these events occur, which may limit our ability to compete effectively and could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management's attention and resources away from our business.
The capacity, reliability and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, which could include the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for developing key components of our booths and to provide ongoing service after their implementation. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our services, retain our current users and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses.
We expect that significant portions of any potential revenue we may earn in the future will be derived from advertising.  If we are unable to secure sufficient advertising, we may not be able to continue to operate, or grow, our business.
We expect that a significant amount of our future revenue will be derived from advertising. With the continued development of alternative forms of media, particularly electronic media including those based on the internet, our business may face increased competition. Alternative media sources may also affect our ability to generate advertising revenues. This competition may make it difficult for us to grow or maintain our revenues from operations. Difficulties generating advertising revenue may become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting economic conditions and budgeting and buying patterns. Global economic conditions remain uncertain, and if they do not continue to improve, economic uncertainty increases or economic conditions deteriorate again, global economic conditions may adversely impact our future revenues, profit margins, cash flow and liquidity. In addition, even in the absence of a downturn in general economic conditions, an individual business sector or market may experience a downturn, causing it to reduce its advertising expenditures, which may also adversely impact our results. Any failure to generate sufficient advertising revenues from our operations could have an adverse effect on our revenue, profit margins, cash flow and liquidity.

We are dependent on third parties to, among other things, supply our booths, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.
We depend on third party service providers, suppliers and licensors to supply some of the services, hardware, software and operational support necessary to provide some of our services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. Some of our vendors and service providers represent our sole source of supply or have, either through contract or as a result of intellectual property rights, a position of some exclusivity. If demand exceeds these vendors' capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results and financial condition.
Our business may be affected by changing consumer preferences of by failure of the public to accept any new product offerings we may pursue.
The production and distribution of entertainment content is an inherently risky business because the revenue that may be derived depends primarily on the content's acceptance by the public, which is difficult to predict. Consumer and audience tastes change frequently and it is a challenge to anticipate what offerings will be successful at a certain point in time. In addition, competing entertainment content, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy and increasing digital and on-demand distribution offerings may also affect the audience for our content. Our expenses may increase as we invest in new programming ideas, and there is no guarantee that the new programming will be successful or generate sufficient revenue to recoup the expenditures.
In addition, we expect that consumer acceptance of our offerings will be key to the success of our business and its ability to generate advertising and ancillary revenues. We expect to derive a portion of our revenues from our proposed television program "The Audition".  However, during recent television seasons, ratings for many reality television based, audition or entertainment focused programs, such as "American Idol" and "America's Got Talent" have shown significant declines. In the event that we are not able to secure a significant television audience for "The Audition", or enough people submitting tapes for "The Audition" via our bBooths, it is unlikely that we will be able to generate material, if any, revenues from that business unit. Consequently, we believe that low public acceptance of our booths, programming or services offered would have an adverse effect on our results of operations.
Risks Related to Ownership of our Common Stock
Our common stock is illiquid and stockholders may be unable to sell their shares.
There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, stock prices for development stage companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.
The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.
The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder's ability to buy and sell our stock.
In addition to the "penny stock" rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.
Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.
We are currently authorized to issue up to 200,000,000 shares of common stock and 15,000,000 shares of preferred stock, of which 60,000,000 shares of common stock and no shares of preferred stock are currently issued and outstanding. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval.  The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders.

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.
There is not now, nor has there been since our inception, any trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained.  As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time.  Although our common stock is quoted on the OTC Bulletin Board (the "OTCBB"), an over‑the‑counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes.  We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and we presently anticipate that our common stock will continue to be quoted on the OTCBB or another over‑the‑counter quotation system for the foreseeable future. As a result, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price.  As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all.  Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.
A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.
A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock lf we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.
Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.
We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.
Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud.  We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
As a public company, we have significant requirements for enhanced financial reporting and internal controls.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes‑Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.
We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.
The market price of our common stock may be volatile.
The market price of our common stock may be highly volatile.  Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance.  In addition, public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.
Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.
Certain of our executive officers and directors own a significant percentage of our outstanding capital stock.  As of the date of this current report, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially own over 51% of our outstanding voting stock.  The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock.  The interests of such persons may differ from the interests of our other stockholders.  As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how the Company's other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our certificate of incorporation or by‑laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for a vote.
This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.
Trends, Risks and Uncertainties
We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
General
The following management's discussion and analysis should be read in conjunction with bBooth's audited annual and unaudited interim financial statements, and the related notes thereto, that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this current report, particularly in the section entitled "Risk Factors".
bBooth's financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles accepted in the United States.
Overview
We were incorporated in the State of Nevada on November 27, 2012. Following incorporation, our business related to the development and marketing of "green building" information for homeowners and owners-builders. In January 2013, we formed a Canadian subsidiary, "Global System Designs Inc." in response to Canadian demand for consultative building services. In the second quarter of 2014, we decided to explore alternative business opportunities in order to maximize shareholder value. As a result, we entered into the Exchange Agreement with bBooth, which closed on October 16, 2014.

Cutaia Media Group was formed as a limited liability company under the laws of the State of Nevada on December 12, 2012.  On May 19, 2014, bBooth Inc. was incorporated under the laws of the State of Nevada and both entities entered into a Plan of Merger, pursuant to which all of the membership interests of Cutaia Media Group were exchanged at a ratio of one unit of membership interest into one share of common stock of bBooth, which became the surviving entity.
Following the closing of the Exchange Agreement, our company commenced focusing on the business currently carried on by bBooth, which is the manufacture and operation of internet-connected, kiosk-sized, professional-quality audio-video recording studios, branded and marketed under the name of "bBooth".
Because the operations and assets of bBooth represent substantially our entire business and operations as of the closing date of the Exchange Agreement, our management's discussion and analysis contained in this current report is based on bBooth's operations.
Product Development
In addition to the 10'x12' sized flagship style bBooths our company is deploying in shopping malls, our company is currently developing a smaller bBooth that will accommodate only 1-3 people.  The smaller booth (currently referred to internally as "bBooth Express") is designed to appeal to a broader demographic looking to record an electronic greeting card or other video recorded message for quick distribution to friends, family and social media followers.  Our marketing research indicates that these consumers don't require professional quality recordings in a completely sound-proof chamber, but are more interested in a fun, social experience.  bBooth Express will be fully automated, requiring no attendant, and its weather-proof compact footprint will allow it to be deployed in many more locations at a far lower cost than the flagship bBooth models.  Cost of production is also expected to be significantly lower than the flagship bBooth models.
Growth
We are preparing for rapid growth following the near-term deployment of our booths, the release of our bMobile app, the airing of one or more of our TV and/or online shows and the media attention we anticipate will result.  Accordingly, management has been focused on the dynamic scalability of its mobile and online infrastructure, vendor/contractor capacity and supply, national-scale staffing and HR capabilities, and the expansion of the management team.  As management believes our products and services have global appeal, management expects that our company will undergo a long sustained growth trend as it implements its international roll-out initiatives. Management has already received multiple inquiries and has participated in discussions with potential partners in Canada, Europe and China, each of whom are interested in bringing the Company's business to their jurisdiction. Management anticipates that there will be additional inquiries from other jurisdictions and since management expects that it will take significant time to enter into any arrangements and commence operations in other jurisdictions, this is the basis for management's expectation of a long sustained growth trend.
Industry Trends
Because the Company will be introducing new and proprietary music sharing and streaming technology with its bMobile app (see the descriptions of the functionality of the bMobile app elsewhere in this Form 8-K), management believes that our company is uniquely well-positioned to enjoy the current industry growth trends of social media, mobile video and video sharing, online streaming music.

Social Media Growth
On his website, D. Steven White estimates that social media and online content have grown by an average of 900% compound annual growth rate  (ranging from 71% for LinkedIn to 4900% for Pinterest, and includes Facebook, Twitter, WordPress, Tumblr and Google+) since the acquisition of YouTube by Google in 2006 to end of 2012. (Source: dstevenwhite.com)
Mobile Video Growth
Cisco estimates that over two-thirds of the world's mobile data traffic will be video by 2018.  Mobile video is expected to increase 14-fold between 2013-2018, accounting for 69% of total mobile data traffic by the end of 2018. (Cisco Visual Networking Index: Global Mobile Data Traffic Forecast Update (2013-2018))
Streaming Music Growth
Nielsen SoundScan says on-demand streaming services jumped 42% in the first half of 2014 compared to a year ago, soaring to 70.3 million streams.  Sales of digital downloads, meanwhile, dropped 13% to $593.6 million during the first six months, from $682.2 million the year before. (Nielsen Entertainment & Billboard's 2014 Mid-Year Music Industry Report)
Conclusion
Management believes bBooth's retail kiosk platform combined with its bMobile app, with its new and proprietary music sharing and streaming technology allowing consumers to easily create and share high quality video content and to interact with music in new ways through a mobile app, will position our company at the forefront of the video and music streaming and sharing revolution.  As seen by industry transactions (like Google's acquisition of YouTube in 2006; Disney's acquisition of Maker Studios  in 2013; and Apple's purchase of Beats Electronics and music streaming service in 2014; among many other recent transactions), management believes that the market is continuing to ascribe higher and higher valuations for businesses in the sectors occupied by bBooth.
Key Opportunities
We believe there are numerous mobile video sharing and distribution platforms with existing active user bases that range from several million to tens of millions of users that could be acquired by our company through one or more accretive transactions.  Management believes it could integrate such platforms and convert their corresponding users to our higher value proposition bMobile app and our retail bBooth platform effectively accelerating and increasing our revenue generation and earnings capabilities.
Going Concern
As more fully described in Note 2 to bBooth's audited financial statements included with this current report, our independent registered public accounting firm has included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2013 related to the uncertainty of our ability to continue as a going concern.  We have a significant accumulated deficit and working capital deficit and have incurred losses from continuing operations since inception.  These conditions raise substantial doubt about our ability to continue as a going concern.
Management's plan is to use the financing obtained in connection with the closing of the Exchange Agreement to continue to expand its operations. If we are not successful in generating revenue and becoming profitable, we may have to further delay or reduce expenses, or curtail operations.  The accompanying financial statements of bBooth do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should our company not continue as a going concern.

Critical Accounting Policies
bBooth's financial statements, which appear at Item 9.01(a) of this current report, have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  On an ongoing basis, management evaluates its estimates, including those related to valuation of the fair value of financial instruments, share based compensation arrangements and long‑lived assets.  These estimates are based on historical experience and on various other factors that it believes to be reasonable under the circumstances.  Actual results could differ from those estimates.  For additional information relating to these and other accounting policies, see Note 2 to bBooth's financial statements appearing elsewhere in this current report.
Results of Operations for the Six Months Ended June 30, 2014 and 2013

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Total revenues	$-	$-
Research and development expense	44,843	109,000
General and administrative expense	728,479	3,366,861
Total operating expenses	773,322	3,475,861
Loss from operations	773,322	3,475,861
Interest expense	17,482	-
Net loss	790,804	3,475,861
Revenues
We did not generate any revenue during the six months ended June 30, 2014 or 2013.
Operating Expenses
Research and development expense. Research and development expenses are primarily expenses to vendors contracted to perform research projects and develop technology for our booths.  The expense is decreasing as the majority of the technological development and design of our booths was incurred during the second half of the year ended December 31, 2013.
General and administrative expense. For the six months ended June 30, 2014, approximately $389,000 of our general and administrative expense is for services of various consultants, with $300,000 to consultants who performed management services. The decrease from the six months ended June 30, 2013 relates to approximately $2,950,000 of fees to management consultants that were satisfied in 2013 through the issuance of membership interests in Cutaia Media Group prior to the merger into bBooth.   No such grants were issued during the six months ending June 30, 2014.  Included in the consulting fees discussed above was $125,000 of officer compensation incurred during the six months ended June 30, 2014, none of which was paid in cash. $62,500 was treated as a contribution to capital and the remaining $62,500 remains as an accrued expense.

Results of Operations for the Years Ended December 31, 2013 and 2012

	Year Ended December 31, 2013 ($)	Period from Inception December 12, 2012 through December 31, 2012 ($)
Total revenues	-	-
Research and development expense	485,429	217,400
General and administrative expense	4,096,118	65,879
Total operating expenses	4,581,547	283,279
Loss from operations	4,581,547	283,279
Interest expense	-	-
Net loss	4,581,547	283,279
Revenues
We did not generate any revenue during the years ended December 31, 2013 and 2012.
Operating Expenses
Research and development expense. Research and development expenses are primarily expenses to vendors contracted to perform research projects and develop technology for our booths.  The expense for the period in 2012 was only for less than a month, and therefore is not comparable to the expense in 2013.  The expense in 2013 represents the major technological development and design of our booths during our development stage.
General and administrative expense. For the year ended December 31, 2013, approximately $3,370,000 of our general and administrative expense is for services to various consultants, the majority of who performed management services.  Approximately $2,950,000 of these costs were satisfied through the issuance of membership interests in Cutaia Media Group prior to the merger into bBooth.   There was an additional $250,000 of officer compensation that was settled through a contribution to capital by the officer.  Professional fees of approximately $78,000 related to legal and accounting services.
Liquidity and Capital Resources
As at June 30, 2014, we had cash of $1,000,265 and working capital of $859,964 as compared to cash of $124,224 and a working capital deficit of $123,670 as at December 31, 2013.  The increase in cash and working capital as at June 30, 2014 was the result of the completion of a convertible note financing completed in the second quarter of 2014. We estimate the operating expenses for the next 12 months will continue to exceed any revenues we generate, and we will need to raise capital through either debt or equity offerings to continue operations.
We are in the early stages of our business. We are required to fund growth from financing activities, and we intend to rely on a combination of equity and debt financings.  Due to market conditions and the early stage of our operations, there is considerable risk that our company will not be able to raise such financings at all, or on terms that are not overly dilutive to our existing shareholders.  We can offer no assurance that we will be able to raise such funds.

Operating Activities

	Six Months Ended	Six Months Ended
	June 30, 2014 Unaudited ($)	June 30, 2013 Unaudited ($)
Cash from operating activities	(886,977)	(397,494)
Cash from financing activities	2,005,062	474,506
Cash used by investing activities	(242,044)	(1,859)
Net loss	790,804	3,475,861

	Year Ended	Period from Inception December 12, 2012 through
	December 31, 2013 Audited ($)	December 31, 2012 Audited ($)
Cash from operating activities	(1,224,029)	(269,453)
Cash from financing activities	1,377,598	269,453
Cash used by investing activities	(29,345)	-
Net loss	4,581,547	283,279

Operating activities used cash of $886,977 during the six months ended June 30, 2014 as compared to $39,497 during the six months ended June 30, 2013.  Financing activities provided cash of $2,005,062 during the six months ended June 30, 2014 compared to $474,506 in the comparable 2013 period, primarily due to proceeds from capital contributions in both periods and the completion of a convertible note financing during the second quarter of 2014.  Investing activities used cash of $242,044 during the six months ended June 30, 2014 and $1,859 in the comparable 2013 period due primarily to deposits paid for bBooth equipment during the year ended June 30, 2014.
Operating activities used cash of $1,224,029 during the year ended December 31, 2013 as compared to $269,453 during the year ended December 31, 2012.  Financing activities provided cash of $1,377,598 during the year ended December 31, 2013 compared to $269,453 in 2012, primarily due to proceeds from capital contributions.  Investing activities used cash of $29,345 during the year ended December 31, 2013 (2012 - $Nil) due primarily to the purchase of property and equipment.
Critical Accounting Policies
For a summary of our critical accounting policies, see Note to bBooth's financial statements appearing elsewhere in this current report.
Off Balance Sheet Arrangements
We have no off balance sheet arrangements.
Contractual Obligations
We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements
In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update ("ASU") 2014-10, Development Stage Entities (Topic 915).  ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity.  ASU 2014-10 is effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.  Our company has elected to early adopt the provisions of ASU 2014-10 and has removed the related disclosures in the accompanying financial statements and notes.
Our company is evaluating how to apply ASU 605, Revenues from Contracts with Customers, before its effective date, however, as we do not yet have revenue to recognize, it will not have an impact on current results of operations, financial position or cash flows.
SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT
Principal Stockholders
The following tables set forth, as of October 16, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, based on information provided to us by our significant stockholders, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	Rory J. Cutaia c/o 1157 North Highland Avenue, Suite C Hollywood, California 90038	22,342,298	37.2%
Common Stock	Aaron Meyerson c/o 1157 North Highland Avenue, Suite C Hollywood, California 90038	7,200,000	12.0%
Common Stock	Kim Watson c/o 1157 North Highland Avenue, Suite C Hollywood, California 90038	611,324	1.0%
Common Stock	Leigh Collier c/o 1157 North Highland Avenue, Suite C Hollywood, California 90038	611,324	1.0%
Common Stock	James P. Geiskopf c/o 1157 North Highland Avenue, Suite C Hollywood, California 90038	334,000	0.6%
Directors and Officers as a group (5 persons)		31,098,946	51.8%
(1)	Based on 60,000,000 shares of common stock issued and outstanding as of October 16, 2014. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control
As a result of the closing of the Exchange Agreement with bBooth, we experienced a change of control, as two of our three prior directors resigned, two new directors, all of whom were directors of bBooth, were appointed to our board, the former executive officers of our company resigned and were replaced by management nominees of bBooth, and former shareholders of bBooth were issued shares that constituted approximately 84% of our issued and outstanding shares.  We know of no other arrangements the operation of which may, at a subsequent date, result in a change of control of our company.
DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS
The following individuals serve as the directors and executive officers of our company.  We have no other significant employees.  All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Rory J. Cutaia	Chairman, President, Chief Executive Officer, Secretary, Treasurer and Director	58	October 16, 2014
Aaron Meyerson	President bTV business unit and Director	52	October 16, 2014
Leigh Collier	Executive Vice President, Development	40	October 16, 2014
Kim Watson	Executive Vice President, Strategic Relations	58	October 16, 2014
Ron Gillyard	President, bMgmt and bRecords business units	47	October 16, 2014
James P. Geiskopf	Director	55	May 7, 2014

Business Experience
The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Rory J. Cutaia, Chairman, President, CEO, Secretary, Treasurer and Director
Rory J. Cutaia founded bBooth in August, 2012 (formerly Cutaia Media Group, LLC).  Prior to bBooth, from October, 2006 to August, 2011, Mr. Cutaia was a partner with Corinthian Capital Group, Inc., a private equity fund based in New York involved in investing in middle market U.S. based companies. During his tenure at Corinthian, from June, 2008 to October, 2011, Mr. Cutaia was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network and from June 2007 to August 2011, Mr. Cutaia was CEO of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites.  Before joining Corinthian, from January, 2000 to October, 2006, Mr. Cutaia was the Founder, Chairman and CEO of The Telx Group, Inc., a company engaged in the telecom carrier inter-connection, colocation and data center business, which he sold in 2006.  Before founding Telx, Mr. Cutaia was a practicing lawyer with a prominent New York firm.  Mr. Cutaia obtained his JD in law from the Fordham University School of Law in 1985 and his Bachelor of Science from the New York Institute of Technology in 1982.
Aaron Meyerson, President of the bTV business unit and Director
Aaron Meyerson is the President of bBooth's bTV business unit. Prior to bBooth, from December, 2010 to December, 2012, he was the President of Programming and Development for CBS Television, where he oversaw the production of daily shows including Entertainment Tonight, The Insider, Judge Judy, Dr. Phil, Inside Edition, Rachael Ray and The Jeff Probst Show.  From January, 2010 to December, 2010, he was a consultant at Coincident TV in business development; from June, 2008 to December, 2009 he was the Special Vice-President of Programming at MTV Networks; from May, 2005 to April, 2008 he was the Special Vice-President of Development for Oxygen Media; and from September, 2001 to February, 2005 he was the Special Vice-President of Business Development and Programming for Fox TV Studios.  Mr. Meyerson obtained his MBA from Stanford University in 1989 and his Bachelor of Arts from UC Berkeley in 1984.
Leigh Collier, Executive Vice-President, Development
Leigh Collier is Executive Vice-President – Development of bBooth responsible for identifying, developing and managing strategic partnerships and relationships in technology and entertainment.  Prior to bBooth, from May, 2011 to May, 2013, Ms. Collier was the Vice-President of Programming and Development for CBS Television.  From 2005 to 2011, Ms. Collier was the director of programming at Warner Brothers.  Ms. Collier obtained a Bachelor of Fine Arts from New York University in 1998.  She is also an adjunct Professor of Network Development at Cal-State Northridge and is a Member of the Academy of Television Arts and Sciences.
Kim Watson, Executive Vice-President, Strategic Relations
Kim Watson is Executive Vice-President - Strategic Relations responsible for bBooth's retail relationships, including the development and implementation of in-mall music and comedy entertainment initiatives designed to promote bBooth consumer activations on a national and local level. For the past 10 years, Mr. Watson has been an independent writer and producer.  Mr. Watson is a Grammy nominee and a writer and director credited as co-writer of Universal Pictures' production of Honey.  He has directed over 40 music videos for popular artists, including Kwame, R. Kelly, Al Jarreau, Breeze LA Posse and Roxanne Shante.  He is a Member of the National Communication Association's Honor Society, Lambda Pi Eta.

Ron Gillyard, President of bMgmt and bRecords business units
Ron Gillyard is the President of bBooth's bMgmt and bRecords business units.  Prior to bBooth, from December 2010 to May 2014, Mr. Gillyard was the President at Gillyard Entertainment; from September, 2007 to November, 2010, he was a talent management consultant at Frontline Management Group, Inc., a subsidiary of Live Nation Entertainment, Inc.; from January, 2003, to September, 2007, he was the President of Urban Music at Interscope Records under Jimmy Iovine; from August 2000 to December 2003, he was the Head of Urban Music at J Records under Clive Davis; and from December 1994 to July 2000, he was the General Manager at Bad Boy Entertainment under Sean 'P. Diddy' Combs.
James P. Geiskopf, Director
James P. Geiskopf became a director of our company in May 2014. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf was the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he was the President and Chief Executive Officer.  In 2007, Mr. Geiskopf sold the franchise and its four locations. Mr. Geiskopf served on the Board of Directors of Suisun Valley Bank from 1986 to 1993. Mr. Geiskopf also served on the Board of Directors of Napa Valley Bancorp from 1991 to 1993. The bank holding company was sold to a larger institution in 1993. Mr. Geiskopf is currently serving on the Board of Directors of Electronic Cigarettes International Group since June 2013, a public company quoted on the OTCQB. He is the Chairman of the Compensation Committee. Mr. Geiskopf has also served as an officer and director of several other public companies.
Mr. Geiskopf has significant and lengthy business experience including building, operating and selling companies, serving on the board of directors for several banks and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance and corporate governance skills. These were the primary reasons that we concluded that he should serve as a director of our company.
Term of Office
Each director of our company is to serve for a term of one year ending on the date of subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal.  Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his death, resignation or removal.
LEGAL PROCEEDINGS
None of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
(c)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION
Summary Compensation
The particulars of compensation paid to the following persons:
(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2013; and
(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our years ended December 31, 2013 and 2012, are set out in the following summary compensation table:

Name and principal position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Paul McDonald(1) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	11/30/13 11/30/12	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
David Rose(2) Former Secretary and Director	11/30/13 11/30/12	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Rory J. Cutaia(3) Chairman, President, Chief Executive Officer, Secretary and Treasurer and Director	12/31/13 12/31/12	$250,000 -	- -	- -	- -	- -	- -	- -	$250,000 -
Aaron Meyerson President bTV business unit(4)	12/31/13 12/31/12	$217,040 -	- -	- -	- -	- -	- -	- -	$217,040 -
Leigh Collier Executive Vice-President(5)	12/31/13 12/31/12	$60,030 -	-	- -	- -	- -	- -	- -	$60,030 -
Kim Watson Executive Vice-President(6)	12/31/13 12/31/12	$8,500 -	- -	- -	- -	- -	- -	- -	$8,500 -
Ron Gillyard President of bMgmt and bRecords business units(7)	12/31/13 12/31/12	- -	- -	- -	- -	- -	- -	- -	- -

(1)	Mr. McDonald resigned from his positions on October 16, 2014 in connection with the closing of the Exchange Agreement.
(2)	Mr. Rose resigned from his positions on October 16, 2014 in connection with the closing of the Exchange Agreement.
(3)	Mr. Cutaia was appointed as President, Chief Executive Officer, Secretary, Treasurer and director on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Cutaia reflects management fees paid by bBooth, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(4)	Mr. Meyerson was appointed as President of bTV business unit on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Meyerson reflects management fees paid by bBooth, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(5)	Ms. Collier was appointed as Executive Vice-President, Development, on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Ms. Collier reflects management fees paid by bBooth, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(6)	Mr. Watson was appointed as Executive Vice-President, Strategic Relations, on October 16, 2014 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Watson reflects management fees paid by bBooth, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(7)	The amount set out in the table above for Mr. Gillyard reflects management fees paid by bBooth, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.

Employment or Consulting Agreements
Other than as noted below, there are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or our subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of our company.
Rory Cutaia is currently paid $250,000 per annum, Leigh Collier is paid $200,000 per annum, Kim Watson is paid $120,000 per annum and Ron Gillyard is paid $150,000 per annum. There are no written employment or consulting agreements currently in place with any of these officers.
Aaron Meyerson is employed by bBooth for an annual salary of $225,000 pursuant to an employment agreement dated August 4, 2014. Mr. Meyerson is entitled to discretionary bonuses under the employment agreement based upon the achievement of performance targets and budget objectives. He is also entitled to a guaranteed bonus of $25,000 to be paid upon completion of the Exchange Agreement and, subject to available free cash flow as determined in the discretion of our company's CEO, $50,000 on each of December 31, 2014 and each quarter thereafter until an aggregate of $277,460 has been paid.
Mr. Meyerson's employment agreement may be terminated by either party upon 30 days written notice. If the employment agreement is terminated by our company without cause or by Mr. Meyerson for good reason, then we will pay three months' severance and reimbursement for COBRA health insurance costs for six months. As part of Mr. Meyerson's appointment, on March 11, 2013, he was issued 7,200,000 shares of bBooth, our subsidiary, which were exchanged for 7,200,000 shares of our company.
In consideration of their agreement to join the management team of bBooth, on February 15, 2013, Kim Watson was issued 611,324 shares and on March 15, 2013, Leigh Collier was issued 611,324 shares of bBooth, our subsidiary, which were each exchanged for 611,324 shares of our company.
Outstanding Equity Awards at Fiscal Year-End
No named executive officer or director received any equity awards, or held exercisable or unexercisable options, as of our years ended November 30, 2013 and 2012.
Retirement or Similar Benefit Plans
There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.
Resignation, Retirement, Other Termination, or Change in Control Arrangements
Other than as set out above, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors' or executive officers' responsibilities following a change in control.

Compensation of Directors
Except as set out herein, no director who is not otherwise a named executive officer, received or accrued any compensation for his or her services as a director since our inception or the inception of bBooth. We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
 AND DIRECTOR INDEPENDENCE
Family Relationships
There are no family relationships among our directors or officers.
Transactions with Related Persons, Promoters, and Certain Control Persons
Other than as disclosed below, there has been no transaction, since our inception on November 27, 2012 or bBooth's inception on December 12, 2012 and there are currently no proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our or bBooth's total assets, as applicable, at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company or bBooth;

(b)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of our common stock;

(c)	any of our promoters and control persons; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Related party transactions to which our company has been a party since its inception are as follows:
•	On November 29, 2012, we issued 950,000 shares (on a pre-split basis) of our common stock to Paul McDonald, a former director and officer of our company, at a price of $0.001 per share, for total consideration of $950.
•	On January 8, 2013, we issued 1,000,000 (on a pre-split basis) and 1,375,000 shares (on a pre-split basis) of our common stock to Paul McDonald and David Rose, former officers and directors of our company, respectively, at a price of $0.0002 per share for total aggregate consideration of $4,750.
•	On October 16, 2014, Paul McDonald returned 905,457 shares for cancellation and David Rose returned 1,171,056 shares for cancellation.
Related party transactions to which bBooth (our subsidiary) has been a party since its inception are as follows:
•	From time to time, Rory J. Cutaia has advanced funds to our company for working capital purposes. The balance advanced amounted to $74,938 and $81,307 as of December 31, 2013 and 2012, respectively. The amount was fully repaid in June 2014, with no balance of advances outstanding as of June 30, 2014.
•	On June 30, 2014, we added $250,000 to the capital of the membership units of Rory J. Cutaia in settlement of his accrued salary of $250,000 for the year ended December 31, 2013. On June 30, 2014, we added $62,500 to the capital of the membership units in settlement of his accrued salary of $62,500 for the three-months ended June 30, 2014. As of June 30, 2014, accrued and unpaid compensation to Rory J. Cutaia for the three months ended June 30, 2014 was $62,500.
Board Independence and Committees
We are not currently listed on the Nasdaq Stock Market.  In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of "independence" as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non‑employee director definition of Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended.
According to the Nasdaq definition, Jimmy Geiskopf is an independent director because he is not an officer of our company and is not a beneficial owner of a material amount of shares of our common stock.  We have determined that Rory J. Cutaia and Aaron Meyerson are not independent due to the fact that they are executive officers of our company.
Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards.  We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange.  Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an "audit committee financial expert," within the meaning of Item 407(d)(5) of Regulation S‑K, as promulgated under the Securities Act of 1933, as amended.
Committees of the Board
We do not currently have any committees of the board. However, we expect to appoint an audit committee in the near future and to adopt a charter relative to such committee.
Legal Proceedings
We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.
Code of Ethics
We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S‑K promulgated under the Securities Act of 1933, as amended, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
Our common stock is not traded on any exchange but is currently available for trading in the over‑the‑counter market and is quoted on the Over the Counter Bulletin Board and on the pink sheets operated by the OTC Markets Group, Inc. under the symbol "GLSI." Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects.  As of the date of this current report, there was no bid history for our common stock, because the common stock has never been traded. We cannot assure you that there will be a market for our common stock in the future.
Effective October 6, 2014, we completed a merger with our wholly-owned subsidiary, bBooth, Inc., in order to change our name from "Global System Designs, Inc." to "bBooth, Inc.", and we effected a two for one forward stock split of our authorized and issued and outstanding common shares. As a result, our authorized capital of common stock increased from 100,000,000 shares of common stock with a par value of $0.0001 per share to 200,000,000 shares of common stock with a par value of $0.0001 per share and our outstanding shares of common stock increased from 5,825,000 shares to 11,650,000 common shares outstanding. The 15,000,000 shares of preferred stock with a par value of $0.0001 per share authorized under our capital structure were unchanged in connection with the forward stock split of our common shares.
The name change and forward split became effective for trading purposes at the opening of trading on October 16, 2014 under the stock symbol "GLSID". Our stock symbol is expected to be changed to "BBTH" effective on or about November 12, 2014. Our new CUSIP number is 07331L 108.
Over the counter securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over the counter issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.
Trades in our common stock may be subject to Rule 15g‑9 of the Securities Exchange Act of 1934, as amended, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction before the sale.
The SEC also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system).  The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer's confirmation.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock.  As a result of these rules, investors may find it difficult to sell their shares.

Holders of Common Stock
As of October 16, 2014, there were approximately 135 holders of record of our common stock.  As of the date of this filing, there are 60,000,000 shares of our common stock outstanding.  The shares issued in connection with the Exchange Agreement, including the common stock issued to the former bBooth stockholders, are "restricted securities," which may be sold or otherwise transferred only if such shares are first registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.
Dividend Policy
We have never declared or paid dividends.  We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business.  The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.
LEGAL PROCEEDINGS
We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.
RECENT SALES OF UNREGISTERED SECURITIES
Our company has issued the following securities within the last three fiscal years on an unregistered basis:
On November 29, 2012, Paul McDonald purchased 950,000 shares of our common stock at $0.001 per share for aggregate proceeds of $950 and on January 8, 2013, he purchased 1,000,000 shares at $0.002 per share for aggregate proceeds of $2,000. On January 8, 2013, David Rose purchased 1,375,000 shares at $0.002 per share for aggregate proceeds of $2,750. These securities were issued in reliance upon the exemption contained in Section 4(a)(2) of Securities Act of 1933 as both Paul McDonald and David Rose were directors of our company.
On April 2, 2013, we sold 725,000 shares of our common stock at $0.02 per share for aggregate proceeds of $14,500. These securities were issued in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of Securities Act of 1933. This offering met the requirements of Rule 506 in that (a) the shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) of Regulation D were met; and (c) the offer and sale of the shares was not accomplished by means of any general advertising or general solicitation.
Sales by bBooth (our subsidiary)
On the dates indicated below, the following investors were issued membership units in bBooth (formerly Cutaia Media Group, LLC). The membership units were issued to each of the investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 as each of the investors was an accreditor investor (as such term is defined in Regulation D).

Name	% ownership	Date
Cutaia Media Group Holdings, LLC	10.01%	12/12/2012
2009 Meyerson Family Trust (Aaron Meyerson)	20.00%	3/11/2013
Kim Watson	1.70%	2/15/2103
Leigh Collier	1.70%	3/15/2013
Jaymie Scotto Cutaia	1.70%	2/15/2013
On the dates indicated below, the following investors purchased membership units in bBooth (formerly Cutaia Media Group, LLC) for the aggregate amounts listed. The membership units were issued to each of the investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 as each of the investors was an accreditor investor (as such term is defined in Regulation D).

Name	Paid in amount	% ownership	Date
Rory J. Cutaia	$1,050,000.00	49.80%
Brad Zions	$100,000.00	0.89%	6/14/2013
Craig Greenseid	$25,000.00	0.21%	7/9/2013
Jay and Lynn Beber	$100,000.00	0.85%	7/12/2013
Jayson Esterow	$50,000.00	0.42%	8/2/2013
Joseph Pirello	$175,000.00	1.49%	7/11/2013
Kat Strategic, LLC	$100,000.00	0.85%	7/12/2013
Lee Sessa	$357,500.00	3.04%	5/2/2013
Melissa Palumbo	$50,000.00	0.42%	7/3/2013
Scott Pirello	$20,000.00	0.17%	7/12/2013
Defossez.Biz	$200,000.00	1.70%	1/28/2014
Kuperman Insurance	$30,000.00	0.25%	1/27/2014
Tom Mckissick	$50,000.00	0.42%	3/21/2014
Lenny Sessa	$200,000.00	1.70%	12/14/2014
Dave Stott	$100,000.00	0.85%	12/14/2014
Sal Aurora	$100,000.00	0.85%	2/14/2014
Jaymie Scotto Cutaia	$65,000.00	0.55%	6/5/2014
Chris Ainley	$50,000.00	0.42%	4/14/2014

On June 9, 2014, bBooth sold convertible notes in the aggregate principal amount of $1,612,000 to 16 subscribers in an offshore transaction in reliance on the exemption contained in Regulation S of the Securities Act of 1933 as all of the subscribers were non-U.S. persons (as such term is defined in Regulation S). Immediately prior to the closing of the Exchange Agreement, bBooth converted an aggregate of $1,669,316 in principal and accrued interest into an aggregate of 4,769,473 shares of our common stock at a price of $0.35 per share.

Between September 30, 2014 and October 2, 2014, bBooth completed a private placement pursuant to which it issued 9,000,000 shares at a price of $0.50 per share. bBooth also issued an aggregate of 659,600 shares and paid an aggregate cash fee of $412,250 to two finders in connection with the private placement. Such finders were also paid $23,072 for reimbursement of expenses in connection with the private placement. An aggregate of 304,000 shares were issued to five investors in reliance upon the exemption contained in Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 as each of the investors was an accredited investor (as such term is defined in Regulation D), no form of general solicitation or general advertising was utilized in connection with the offering and a legend was placed on the share certificate stating that the securities have not been registered under the Securities Act of 1933 and setting forth the restrictions on transferability and sale of the securities. An aggregate of 8,696,000 shares were issued to investors in an offshore transaction in reliance upon the exemption contained in Regulation S of the Securities Act of 1933 as all of the investors were non-U.S. persons (as such term is defined in Regulation S), no directed selling efforts were made in the United States and a legend was placed on the share certificates stating that the securities have not been registered under the Securities Act of 1933 and setting forth the restrictions on transferability and sale of the securities. An aggregate of 659,600 shares were issued in an offshore transaction to two finders in reliance upon the exemption contained in Regulation S under the Securities Act of 1933 as the finders were non-U.S. persons (as such term is defined in Regulation S).
DESCRIPTION OF SECURITIES
Common Stock
We are authorized to issue 200,000,000 shares of common stock with a par value of $0.0001 per share. As at October 16, 2014, we had 60,000,000 shares of common stock outstanding. Upon liquidation, dissolution or winding up of our company, our stockholders are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.
Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.
There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.
Preferred Stock
We are authorized to issue 15,000,000 shares of preferred stock with a par value of $0.0001 per share. As at October 16, 2014, we had no shares of preferred stock outstanding.

Articles of Incorporation and Bylaws
There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Under the Nevada Revised Statutes (the "Nevada Law"), we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.  Article Eight of our Articles of Incorporation provide that a director or officer of our company will not be personally liable to our company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300, as amended. Each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada Law.  The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
Subsection 1 of Section 78.7502 of Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (i) is not liable pursuant to Section 78.138 of Nevada Law or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Section 78.138 of Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Section 78.138 of Nevada Law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.  Subsection 3 of Section 78.751 of Nevada Law provides that the indemnification provided for by Section 78.7502 does not exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action) and that the indemnification shall continue for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators.
Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of Nevada Law limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.  Section 78.751(2) of Nevada Law authorizes a corporation's articles of incorporation, bylaws or agreements to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.
Section 78.752 of Nevada Law empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation has the power to indemnify him or her against such liabilities or expenses.  As of the date of this current report, we have obtained a customary directors' and officers' liability insurance policy.
Article Twelve of our articles of incorporation and Section 5 of our bylaws provide for the indemnification of our officers, directors, employees or agents to the fullest extent permitted by applicable law.  The articles and bylaws further provide that the expenses of our directors, officers, employees or agents incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, will be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon our receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us.  Our obligation to indemnify or to advance any expenses to any director, officer, employee or agent will be reduced by any amount that such person may collect from any other entity.  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.  The rights to indemnification and to the advancement of expenses are not exhaustive of any other rights that a director, officer, employee or agent may have or acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors, our Certificate of Incorporation or otherwise.
We have been advised that in the opinion of the SEC, insofar as indemnification by a company for liabilities arising under the Securities Act of 1933, as amended, may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE
We had no disagreements with Messineo & Co., CPAs, LLC, our independent registered public accounting firm, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our most recently completed fiscal year. Please refer to Item 4.01 below for a discussion of the change in our independent registered public accounting firm.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
See Item 9.01 Financial Statements and Exhibits.
ITEM 3.02.                          UNREGISTERED SALES OF EQUITY SECURITIES
The responses set out above under Item 2.01 "Recent Sales of Unregistered Securities" is responsive to this item and is incorporated herein by reference.
ITEM 4.01                          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
In connection with the closing of the Exchange Agreement on October 16, 2014, we changed our independent registered public accounting firm from Messineo & Co., CPAs, LLC to Anton & Chia, LLP.  The appointment of Anton & Chia was approved by our board of directors to be effective as of the closing of the Exchange Agreement.
The report of Messineo & Co. on our financial statements dated February 21, 2014 for the two most recent fiscal years ended November 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Messineo's report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.
In connection with the audit of our financial statements for the two most recent fiscal years ended November 30, 2013 and 2012 and in the subsequent interim period through the date of the change of accountants on October 16, 2014, there were no disagreements, resolved or not, with Messineo & Co. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo & Co. would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.
During the two most recent fiscal years ended November 30, 2013 and 2012, and in the subsequent interim period through the date of the change of accountants on October 16, 2014, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.
We provided Messineo & Co. with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Messineo & Co. dated October 22, 2014 is filed as Exhibit 16.1 to this current report on Form 8-K.

During our two most recent fiscal years ended November 30, 2013 and 2012, and the subsequent interim period through the date of appointment of Anton & Chia on October 16, 2014, we have not, nor has any person on our behalf, consulted with Anton & Chia regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Anton & Chia provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm, Messineo.
ITEM 5.01.	CHANGES IN CONTROL OF THE REGISTRANT
As a result of the transfer of a majority of the shares of our common stock to the previous shareholders of bBooth pursuant to the Exchange Agreement, we experienced a change in control on the closing date of the Exchange Agreement, with the former stockholders of bBooth acquiring control of our company.  The disclosure set forth in Item 2.01 to this current report is responsive to this Item 5.01 and is incorporated into this item by reference.
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
The information contained in Item 2.01 above related to resignations and appointments of our officers and directors and the compensation payable thereto is responsive to this Item 5.02 and is incorporated into this item by reference.
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On October 16, 2014, our board of directors approved a change in our fiscal year end from November 30 to December 31, which is the fiscal year end of bBooth. This change is being effectuated in connection with the reverse capitalization transaction described in "Item 2.01 Completion of Acquisition or Disposition of Assets" above.
ITEM 5.06                          CHANGE IN SHELL COMPANY STATUS
Management has determined that, as a result of the transaction described in the section titled "Item 2.01 Completion of Acquisition or Disposition of Assets" above, on October 16, 2014, our company ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.
The information contained in the section titled "Item 2.01 Completion of Acquisition or Disposition of Assets" above is responsive to this Item 5.06.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS
Financial Statements
The following financial statements are filed with this current report:
1.	Audited annual and interim financial statements as at and for the years ended December 31, 2013 and 2012 and for the six month periods ended June 30, 2014 and 2013:
•	Report of Independent Registered Public Accounting Firm, Anton & Chia LLP, dated September 19, 2014;
•	Balance Sheets as at June 30, 2014, December 31, 2013 and 2012;
•	Statements of Operations for the six months ended June 30, 2014 and 2013 and the years ended December 31, 2013 and 2012;
•	Statement of Changes in Shareholders' (Deficit) for the six months ended June 30, 2014 and 2013 and years ended December 31, 2013 and 2012;
•	Statements of Cash Flows for the six months ended June 30, 2014 and 2013 years ended December 31, 2013 and 2012; and
•	Notes to Financial Statements.
2.	Unaudited Pro Forma Combined Financial Statements as at June 30, 2014 and for the year ended December 31, 2013:
•	Pro Forma Combined Balance Sheet as at June 30, 2014;
•	Pro Forma Combined Statement of Operations for the year ended December 31, 2013;
•	Pro Forma Combined Statement of Operations for the six months ended June 30, 2014; and
•	Notes to Unaudited Pro Forma Financial Statements.

Exhibits

The following exhibits are incorporated by reference herein.

Exhibit No.	Description
2.1***
Share Exchange Agreement dated as of August 11, 2014 by and among Global System Designs, Inc, bBooth (USA), Inc. (formerly bBooth, Inc.) and the shareholders of bBooth (USA), Inc. (formerly bBooth, Inc.)

3.1**	Articles of Incorporation
3.2**	Bylaws
3.3***	Certificate of Change
3.4***	Articles of Merger
10.1***	2014 Stock Option Plan
10.2***	Employment Agreement – Aaron Meyerson
10.3*****	Employment Agreement – Rory Cutaia
14.1***	Code of Ethics and Business Conduct
16.1***	Letter from Messineo & Co., CPAs, LLC
21.1*	Subsidiaries bBooth (USA), Inc. (Nevada) Global System Designs Inc. (Canada)
99.1***	Audited and Interim Financial Statements as at and for the years ended December 31, 2013 and 2012 and for the six months periods ended June 30, 2014 and 2013
99.2***	Pro Forma Combined Financial Statements as at June 30, 2014 and for the year ended December 31, 2013
99.3****	Interim Financial Statements as of September 30, 2014
*	Filed herewith
**	Previously filed as exhibits to the Company's registration statement on Form S-1, on April 8, 2013, File Number 333‑187782 and incorporated herein.
***	Previously filed as exhibits to the Company's current report on Form 8-K on October 22, 2014 and incorporated herein.
****	Previously filed as an exhibit to the Company's current report on Form 8-K on November 12, 2014 and incorporated herein
*****	Previously filed as an exhibit to the Company's current report on Form 8-K on November 24, 2014 and incorporated herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1 , 2014	bBOOTH, INC.

	By:	/s/ Rory J. Cutaia
Name: Rory J. Cutaia
Title: Chairman and Chief Executive Officer